PRESS RELEASE

Contact: Cytomedix, Inc. Martin Rosendale, CEO Steven Shallcross, EVP/ CFO 240-499-2680 mrosendale@cytomedix.com sshallcross@cytomedix.com	Investors: The Ruth Group Lee Roth 646-536-7012 lroth@theruthgroup.com

Cytomedix Partners with Net Health to Expand CED Data Collection Capabilities to Approximately 400 Additional Wound Care Centers

Net Health’s WoundExpert® Electronic Medical Record (“EMR”) Software to Empower CED Study of AutoloGel™

Gaithersburg, MD, August 20, 2014 – Cytomedix (OTC: CMXI), a pioneer in biodynamic therapies, today announced that it has partnered with Net Health to develop functionality in Net Health’s WoundExpert software that enables collection of patient data for the Company’s Coverage with Evidence Development (“CED”) program. Net Health is the leader in software solutions for specialized outpatient care and currently serves 45,000 healthcare professionals in more than 3,000 hospitals and health care facilities.

“This Agreement with Net Health represents an important milestone for Cytomedix and a significant step forward in our AutoloGel launch. WoundExpert is the most widely used EMR platform in the US wound care market, and we expect that integrating AutoloGel patient identification and data collection functionalities will greatly expand our reach as we further develop our commercial infrastructure,” said Martin Rosendale, Chief Executive Officer of Cytomedix. “We believe that AutoloGel’s compelling clinical and financial value proposition make it a potential game-changing product for advanced wound treatment, and this relationship with Net Health positions us to realize maximum benefit from our lead product,” he concluded.

Under the arrangement, Cytomedix and Net Health will collaborate to develop functionality within the WoundExpert software to allow clinics to identify patients that may qualify for the AutoloGel CED program and track the necessary data points for those patients. Additionally, Cytomedix and Net Health will jointly market the benefits of CED data collection and highlight the key points of CED enrollment to current WoundExpert users. The Agreement will focus on approximately 400 Net Health wound clinic customers in the United States.

“We are thrilled to be working with Net Health on the first CED program ever initiated in the US wound care market. By combining our growing commercial team with Net Health’s leading EMR system, we are substantially expanding the footprint of specialized wound care centers that can more easily access AutoloGel for the treatment of their Medicare patients with chronic wounds,” added Dean Tozer, Chief Commercial Officer of Cytomedix. “Our goal is to grow the dedicated AutoloGel salesforce to nearly 20 by the end of the year, with further expansion in 2015. We believe we have a significant opportunity ahead of us, and this agreement significantly enhances our ability to realize the full potential of AutoloGel.”

About CED (Coverage with Evidence Development)

The Centers for Medicare & Medicaid Services (CMS) relies on clinical evidence to determine whether particular items and services are reasonable and necessary. CMS developed the Coverage with Evidence Development (CED) Program to address coverage of items and services that were believed to be promising but whose ultimate impact on Medicare beneficiary health outcomes remained unconfirmed. Newly emerging, true “first in class” technological innovations may be more likely to have limited evidence of real world benefit in typical patient care settings. The CED program requires more evidence to be collected to determine the full potential benefit of new technologies. Under the CED program, Medicare reimburses for promising new technologies while further evidence is developed. As such, AutoloGel is nationally covered for the approved protocols under the CED program.

About AutoloGel

The AutoloGel System utilizes a proprietary unique technology that enables the rapid isolation and activation of platelet rich plasma (PRP) from a patient's own blood. The PRP is subsequently processed to produce a bioactive gel for application to the wound bed, re-establishing a balance needed for natural healing to occur. AutoloGel is used at the point-of-care and is the only PRP system cleared by the U.S. Food and Drug Administration for use on exuding wounds, such as leg ulcers, pressure ulcers and diabetic ulcers, and for the management of mechanically or surgically-debrided wounds. Cytomedix's clinical studies have shown that AutoloGel rapidly and more effectively improved healing compared with control-treated wounds.

About Cytomedix

Cytomedix, Inc. is a biomedical company that pioneers leading-edge biodynamic therapies for wound care. Cytomedix’s flagship product, AutoloGel is a biodynamic hematogel that harnesses a patient’s innate regenerative abilities for the management of a variety of wounds. For additional information please visit www. cytomedix.com

Safe Harbor Statement -- Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix' actual results may differ materially due to a number of factors, many of which are beyond Cytomedix' ability to predict or control, including among many others, risks and uncertainties related to the Company's ability to utilize the data from the Net Health engagement to its maximum commercial potential, successfully execute its AutoloGel sales and commercialization strategies, the Company’s ability to launch AutoloGel as expected and reap financial and commercial benefits of such launch, to achieve AutoloGel expected reimbursement rates in 2014 and thereafter, the Company's ability to comply with the debt covenants and restrictions under the existing loan facilities, the Company’s ability to realize expected benefits from the Arthrex licensing arrangement, the Company's ability to collect the data necessary for the grant of the unconditional coverage, the Company's ability to continue in its efforts to expand in the wound care market, its ability to successfully negotiate with physician offices as anticipated and to realize the anticipated sales growth from such treatments, the likelihood of a favorable CMS determination relating to the reimbursement rates for AutoloGel™, to meet its stroke trial enrollment rates, to successfully realize sales of the Angel Technology resulting in the royalty stream to the Company, the Company's ability to successfully integrate the Aldagen acquisition, the Company's ability to expand patient populations as contemplated, its ability to provide Medicare patients with access as expected, the Company's expectations of favorable future dialogue with potential strategic partners, and its ability to successfully manage contemplated clinical trials, to manage and address the capital needs, human resource, management, compliance and other challenges of a larger, more complex and integrated business enterprise, viability and effectiveness of the Company's sales approach and overall marketing strategies, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated.

To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as "believes", "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report for the year ended December 31, 2013 and other subsequent public filings. These filings are available at www.sec.gov.

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